EXHIBIT 10.54

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (the “Agreement”) is made and entered into effective as of December 23, 2005, by and among CORD BLOOD AMERICA, INC., a Florida corporation (the “Company”) and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the “Investor”).

Recitals:

WHEREAS, the Company and the Investor entered into a Standby Equity Distribution Agreement (the “Standby Equity Distribution”), a Registration Rights Agreement (the “Registration Rights Agreement”), and an Escrow Agreement (the “Escrow Agreement”), all of which are dated April 27, 2005.

NOW, THEREFORE, in consideration of the mutual promises, conditions and covenants contained herein and in the Transaction Documents and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.

Termination.  The Company and the Investor hereby agree to terminate the Standby Equity Distribution Agreement and the Escrow Agreement and the respective rights and obligations contained therein.  As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Standby Equity Distribution Agreement or the Escrow Agreement.

2.

Registration Rights Agreement.  The Registration Rights Agreement shall remain in effective until the date on which the Investor shall have sold all the registrable securities covered by Registration Rights Agreement.

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IN WITNESS WHEREOF, the parties have signed and delivered this Termination Agreement on the date first set forth above.

CORD BLOOD AMERICA, INC.	CORNELL CAPITAL PARTNERS, LP

By:	By: Yorkville Advisors, LLC
Name: Matthew Schissler	Its: General Partner
Title: Chairman and CEO
By:
Name: Mark A. Angelo
Title: Portfolio Manager